UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 19, 2010

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 424-3324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           Unregistered Sales of Equity Securities.

On September 27, 2010, we entered into a debt settlement agreement with Galleon Investments, Ltd. (“Galleon”) for the settlement of $23,900 of debt owed to Galleon. Pursuant to the agreement, we terminated our obligation to repay the debt in cash in exchange for granting to Galleon the right to convert the outstanding debt, from time to time at its discretion, into shares of our common stock at an effective conversion price equal to fifty percent of the average of the three lowest bid prices, as reported on Bloomberg, of our common stock for the trailing 30 trading days immediately prior to conversion. On October 4, 2010, Galleon converted the entire $23,900 of the debt into 810,077 shares.

On October 19, 2010, we entered into a second debt settlement agreement with Galleon for the settlement of $89,200.84 of debt owed to Galleon. Pursuant to the agreement, we terminated our obligation to repay the debt in cash in exchange for granting to Galleon the right to convert the outstanding debt, from time to time at its discretion, into shares of our common stock at an effective conversion price equal to fifty percent of the average of the three lowest bid prices, as reported on Bloomberg, of our common stock for the trailing 30 trading days immediately prior to conversion. As of the date of this Form 8-K, Galleon has provided us notice of conversion of $34,200,84 of the debt for 2,034,691 shares of our unregistered common stock.

On October 21, 2010, Capitoline Advisors, Inc. (“Capitoline”) and Agile Opportunity Fund, LLC (“Agile”) foreclosed on 1,600,000 unregistered shares of an aggregate of 5,497,694 unregistered shares that the parties were holding as collateral for the repayment of notes payable due Capitoline and Agile. The foreclosure pertained to the notice of default on Notes. The 5,497,694 shares were issued in the name of Capitoline solely as collateral for the payment obligations under the notes and accordingly were not reported as outstanding. The 1,600,000 shares are now treated as outstanding.

On October 25, 2010, we entered into a consulting agreement with Knightsbridge Law Co. Ltd. (“Knightsbridge Law”) pursuant to which we agreed to issue to Knightsbridge Law 2,000,000 shares of our unregistered common stock in exchange for consulting services to be provided by Knightsbridge Law.

Each of the shares that we have or will issue to Galleon, Capitoline and Knightsbridge Law are intended to be issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. Each of Galleon Investments and Knightsbridge Law meet the accredited investor definition of Rule 501 of the Securities Act. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  October 27, 2010